UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2022 (December 19, 2022)

AVALON HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	AWX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events

On December 19, 2022, the 11th Appellate District Court in Trumbull County, Ohio (the “Court”) denied AWMS Water Solutions, LLC’s (the “Company”) writ of mandamus action to commence appropriation proceedings, that resulted from the suspension order of the Company’s saltwater injection well. AWMS Water Solutions, LLC is a wholly owned subsidiary of Avalon Holdings Corporation.

As previously reported, in March 2019, the Company received notice that the Court issued summary judgment in favor of the Ohio Department of Natural Resources (“ODNR”) in the writ of mandamus action. The decision was appealed to the Supreme Court of Ohio in April 2019. Oral arguments in the case occurred in April 2020. In September 2020, the Supreme Court of Ohio ruled in favor of the Company, reversed the summary judgement in favor of the ODNR, and remanded the case back to the Court for a trial on the merits. The trial occurred in September and October 2021.

The Court determined, in the December 19, 2022 ruling, that the Company failed to establish a cognizable property interest that would necessitate a just compensation / takings analysis, and accordingly denied the Company’s petition for a writ of mandamus. The Company is currently reviewing the Court’s decision and will determine the best course of action on how to proceed in the matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 21, 2022

Avalon Holdings Corporation

By:	/s/ Bryan P. Saksa
Bryan P. Saksa
Chief Financial Officer

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